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                             Eaton Vance Management
                            The Eaton Vance Building
                                255 State Street
                           Boston, Massachusetts 02109
                            Telephone: (617) 482-8260
                            Telecopy: (617) 338-8054

                                 August 19, 2002

Eaton Vance Insured Municipal Bond Fund
The Eaton Vance Building
255 State Street
Boston, Massachusetts  02109

Ladies and Gentlemen:

     With respect to our purchase from you, at the purchase price of $100,000 of 6,666.67 shares of beneficial interest, net asset value of $15.00 per share ("Initial Shares") in Eaton Vance Insured Municipal Bond Fund, we hereby advise you that we are purchasing such Initial Shares for investment purposes without any present intention of redeeming or reselling.

                                         Very truly yours,

                                         EATON VANCE MANAGEMENT


                                         By:  /s/ William M. Steul
                                              ----------------------------
                                              William M. Steul
                                              Treasurer and Vice President


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